CUSIP No. 92911N104	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Vringo, Inc.

Dated: February 13, 2015

DAG VENTURES IV-QP, L.P.
BY:	DAG VENTURES MANAGEMENT IV, LLC
ITS:	GENERAL PARTNER

By:	/s/ Nick Pianim
Nick Pianim
Managing Director

DAG VENTURES IV, L.P.
BY:	DAG VENTURES MANAGEMENT IV, LLC
ITS:	GENERAL PARTNER

By:	/s/ Nick Pianim
Nick Pianim
Managing Director

DAG VENTURES MANAGEMENT IV, LLC

/s/ Nick Pianim
Nick Pianim
Managing Director

/s/ R. Thomas Goodrich
R. Thomas Goodrich

/s/ John J. Cadeddu
John J. Cadeddu

/s/ Greg Williams
Greg Williams

/s/ Young Chung
Young J. Chung

/s/ Nick Pianim
Nick Pianim